Exhibit 10.3

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AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

This AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT (“Agreement”) is made on the 15th day of November, 2015, and is effective as of August 1, 2014 (“Effective Date”) by and between

NATIONAL UNIVERSITY OF SINGAPORE, (Company Registration Number: 200604346E), a company limited by guarantee incorporated in Singapore, having its registered address at 21 Lower Kent Ridge Road, Singapore 119077 (“NUS”),

And

ST. JUDE CHILDREN’S RESEARCH HOSPITAL, INC., a Tennessee not-for-profit corporation located at 262 Danny Thomas Place, Memphis, Tennessee 38105 (“St. Jude”),

(Collectively, NUS and St. Jude shall be referred to as “Licensors”)

And

UNUM THERAPEUTICS INC., (EIN 46-5308248), having its registered address at 200 CambridgePark Drive, Suite 3100, Cambridge MA 02140 (“Licensee”).

(hereinafter referred to individually as a “Party” and collectively as “Parties”)

WHEREAS:

A.	Licensors are the owner of certain Patent Rights (later defined herein) relating to [***] as described in Schedule 1 and has the right to grant licenses under said Patent Rights.

B.	Licensee is interested in licensing and further developing the Patent Rights for commercial applications.

C.	Licensee is desirous of obtaining an exclusive license under Licensors’ Patent Rights.

D.	Licensors are desirous of granting such a license to Licensee in accordance with the terms of this Agreement.

E.	Licensors entered into an Exclusive License Agreement dated August 1, 2014 regarding the foregoing (the “Original Agreement”).

F.	The Parties hereby amend and restate the Original Agreement.

NUS REF: LL2014-06(A)	Page 1 of 33

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NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

1.	DEFINITIONS

In this Agreement, unless the context otherwise requires, the following expressions have the following respective meanings:

Academic Purposes	-	Uses solely for academic research, scholarly publications and educational purposes, and not for any uses with or for the benefit of any for-profit or commercial entity or in connection with any sponsored research or collaboration with any for-profit or commercial entity.

Affiliates	-	With respect to any entity, any other entity directly or indirectly controlling, controlled by, or under common control with, such entity. The expression “control” (including its correlative meanings, “controlled by”, “controlling” and “under common control with”) shall mean, with respect to a corporation, the right to exercise, directly or indirectly, more than 50 per cent of the voting rights attributable to the shares of the controlled corporation, or, with respect to a corporation or any entity other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity.

Commercially Reasonable Efforts	-	With respect to a Licensed Product and/or Licensed Process, the carrying out of development and commercialization activities using good faith commercially reasonable and diligent efforts equivalent to the efforts that a similarly situated biotech drug discovery and development company would reasonably devote to a compound or potential product of similar scientific and technical complexity and challenges, the risk-adjusted market potential or risk-adjusted profit potential at a similar stage in development or product life resulting from its own research efforts, based on conditions then prevailing and taking into account all existing and potential issues and risks of safety and efficacy, regulatory authority requirements and likely-approved labeling, product profile, the competitiveness of alternative products in the marketplace, the likely timing of the product’s entry into the market, the likely strength of patent and other intellectual property position, the expected risk-adjusted profitability to Licensee, the likelihood of regulatory approval and other relevant scientific, technical and commercial factors.

Confidential Information		any and all information in writing or any other tangible form that is disclosed by one Party to the other Party that is marked at the time of disclosure as being confidential or proprietary or with words of similar import. Information disclosed orally or visually and identified at the time of disclosure as confidential shall be considered CONFIDENTIAL INFORMATION if it has been confirmed in writing as confidential, within [***] after its disclosure.

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Field of Use	-	All fields

Joint Improvements	-	Any modifications, additions, alterations, enhancements, upgrades or new versions of the compositions, methods and/or processes claimed in the Patent Rights but which are not claimed under any of the Patent Rights and are made jointly by NUS and Licensee.

Licensed Product(s) and Licensed Process(es)	-	Any product or service which is covered, on a country-by-country basis, by a Valid Claim included within the Patent Rights, or the making, using, practicing or selling of which would, but for the licenses granted from Licensors to Licensee, infringe, on a country-by-country basis, a Valid Claim within the Patent Rights

Licensee Improvements	-	Any modifications, additions, alterations, enhancements, upgrade, or new versions of the compositions, methods and/or processes claimed in the Patent Rights but which are not claimed under any of the Patent Rights and are made by the Licensee other than Joint Improvements or NUS Improvements.

Licensee’s Representative	-	Any agent who is engaged by Licensee to act on behalf of the Licensee, for the purposes of this Agreement, to provide certain services, including the selling of Licensed Products or Licensed Processes, but shall not include Sub-Licensees.

Net Sales	-

With respect to any Licensed Product and/or Licensed Process for any period, the gross amounts invoiced by Licensee its Affiliates and Sublicensees to Third Party customers for sales of such Licensed Product and/or Licensed Process in the Field in the Territory during such period as well as all other revenues, receipts, monies and the fair market value of other consideration directly or indirectly collected or received whether by way of cash or cash equivalent or other valuable consideration, less the following deductions actually incurred, allowed, paid, accrued or specifically allocated in its financial statements.

(a) customary and reasonable trade, quantity, and cash discounts, wholesaler allowances and inventory management fees;

(b) allowances or credits to customers on account of rejection or returns (including wholesaler and retailer returns);

(c) freight, postage and duties, and transportation charges relating to such Licensed Product and/or Licensed Process, including handling and insurance therefor, to the extent that such freight, postage and duties, and transportation charges are separately stated on invoices, or other documents of sale or transfer, and paid by Licensee; and

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(d) sales taxes (such as VAT or its equivalent) and excise taxes, other consumption taxes, and customs duties (excluding any taxes paid on the income from such sales) to the extent the selling party is not otherwise entitled to a credit or a refund for such taxes, duties or payments made, and to the extent that such duties and taxes are separately stated on invoices, or other documents of sale or transfer, and paid by Licensee.

In no event shall any particular amount of deduction identified above be deducted more than once in calculating Net Sales (i.e., no “double counting” of reductions).

If non-monetary compensation is received for any Licensed Product in any country, Net Sales will be calculated based on the fair market value of the Licensed Product in such country, as reasonably determined by the Parties in good faith. Notwithstanding anything to the contrary herein, the transfer, disposal or use of Licensed Product, without compensation, for marketing, regulatory, development or charitable purposes, such as sampling, clinical trials, preclinical trials, compassionate use, or indigent patient programs, shall not be deemed a sale hereunder.

Net Sales shall be determined on, and only on, the first sale by a Party or any of its Affiliate or Sublicensees to a non-Sublicensee Third Party. Sales of a Licensed Product between Licensee and any of its Affiliates or Sublicensees for resale shall be excluded from the computation of Net Sales, but the subsequent resale of such Licensed Product to a non-Sublicensee Third Party shall be included within the computation of Net Sales.

If a Licensed Product is sold as part of a Combination Product (as defined below) in any country, Net Sales for such country for any period will be the product of (i) Net Sales of the Combination Product calculated as above in such country for such period (i.e., calculated as for a non-Combination Product) and (ii) the fraction (A/(A+B)), where:

“A” is the average wholesale acquisition cost in such country of the product comprising a Licensed Product as the sole therapeutically active ingredient during such period; and

“B” is the average wholesale acquisition cost in such country of the other therapeutically active ingredients contained in the Combination Product when sold separately during such period.

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If “A” or “B” cannot be determined by reference to non-Combination Product sales as described above, then Net Sales for purposes of determining royalty payments will be calculated as above, but the average wholesale acquisition cost in the above equation shall be determined by the Parties in good faith prior to the end of the accounting period in question based on an equitable method of determining the same that takes into account, in the applicable country, variations in dosage units and the relative fair market value of each therapeutically active ingredient in the Combination Product.

As used in this Section, “Combination Product” means a product that contains one or more additional active ingredients (whether co-formulated or co-packaged) that are not Licensed Products. Pharmaceutical dosage form vehicles, adjuvants and excipients shall be deemed not to be “active ingredients.”

NUS Improvements	-

Any modifications, additions, alterations, enhancements, upgrades or new versions of the compositions, methods and/or processes claimed in the Patent Rights but that are not claimed under any of the Patent Rights, and are made by NUS without assistance from or collaboration from Licensee which meet all of the following criteria:

(i)     arise from research performed in the laboratory of [***];

(ii)    are disclosed to NUS and Licensee and conceived and reduced to practice [***] years of the Effective Date;

(iii)  are dominated by the claims of the Patent Rights exclusively licensed under this Agreement; and

(iv)   are available for licensing after satisfaction of any obligations to third parties, including, without limitation, sponsors of the research leading to such invention.

Patent Rights	-	U.S. provisional application no [***] filed on [***], U.S. provisional application no [***] filed on [***], and any other patent applications filed or owned solely by NUS or jointly by NUS and Unum within [***] years of the filing date of the aforementioned provisional application of [***] claiming broader or different constructs than those claimed in the aforementioned provisional application relating to any [***] or any modification, Schedule 1.

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derivative or improvement thereof, and any issued patents, divisionals, continuations, continuations-in-part, reexaminations, substitutions, renewals, restorations, additions or registrations of, or applications that claim priority from any of the foregoing, as well as any and all non-United States counterparts and equivalents thereof and extensions and supplementary protection certificates thereon. An accurate and complete list of the Patent Rights as of the date hereof is set forth on Schedule 1.

Phase II Clinical Trial	-	A study in humans of the safety, dose ranging and efficacy of a Licensed Product and/or Licensed Process, which is prospectively designed to generate sufficient data (if successful) to commence pivotal clinical trials, as further defined in 21 C.F.R. § 312.21(b) (or the foreign equivalent thereof).

Phase III Clinical Trial	-	A controlled study in humans of the efficacy and safety of a Licensed Product and/or Licensed Process, which is prospectively designed to demonstrate statistically whether such Licensed Product and/or Licensed Process is effective and safe for use in a particular indication in a manner sufficient to file an application to obtain Regulatory Approval to market the Licensed Product and/or Licensed Process, as further defined in 21 C.F.R. § 312.21(c) (or the foreign equivalent thereof).

Sublicensing Income	-	All non-sales based consideration received by Licensee from Sub-licensees in consideration for (a) the granting of Patent Rights under an agreement with a Sub-licensee that does not include the granting of substantial other intellectual property rights or other contractual rights and obligations, or (b) the granting of Patent Rights for Licensed Products and/or Processes outside the field of therapeutics, provided; however, that in the case of (a) or (b) sublicensing income shall exclude any amounts attributable to funding or reimbursement provided for future research and development costs and expenses, funding or reimbursement for future patent prosecution, defense and enforcement costs and expenses, and the fair market value of any equity or securities of Licensee or any option to acquire any equity or securities of Licensee provided to any Sublicensee as consideration.

Sub-Licensee	-	Any person, company or other legal entity, other than Licensee, who has the right, granted by Licensee, to make, have made, use, sell or import for sale the Licensed Product or Licensed Process.

Term	-	The period during which this Agreement is in force pursuant to Section 5.

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Territory	-	Worldwide

Third Party	-	Any person or entity other than a Party or an Affiliate of a Party hereto.

Valid Claim	-

(a)    A claim in an issued patent in the Patent Rights that has not expired, lapsed, been cancelled or abandoned, or been dedicated to the public, disclaimed, or held unenforceable, invalid, or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been taken or can be taken, including through opposition, reexamination, reissue, post-grant review, inter partes review, or disclaimer; or

(b)    A claim in a pending patent application in the Patent Rights that has not been finally abandoned or finally rejected and which has been pending for no more than [***] years from the date of filing of the earliest priority patent application to which such pending patent application is entitled to claim benefit.

2.	INTERPRETATION

2.	In this Agreement:

(a)	Words importing the singular shall include the plural and vice versa, and words that are gender specific or neuter shall include the other gender and the neuter.

(b)	References to a person shall be construed as references to an individual, corporation, company, firm, incorporated body of persons of any country, or any agency, thereof.

(c)	The headings in this Agreement are for convenience only and shall not affect its interpretation.

(d)	All references to Sections and Schedules refer, unless the context otherwise requires, to Sections and Schedules of this Agreement.

(e)	All references to statutes or statutory provisions shall be taken to be a reference to the statutes or provisions as revised, amended, supplemented or re-enacted from time to time, and shall include any subsidiary legislation made thereunder.

3.	GRANT OF LICENSE

3.1.	Licensors hereby grant to Licensee, and Licensee accepts, subject to the terms and conditions hereof, and subject to Licensors’ rights under Section 3.2, an exclusive, sub-licenseable (in accordance with the provisions of Section 4), non-transferable (except for a permitted assignment under Section 23), revocable for cause, license under the Patent Rights to make, have made, use, sell, offer for sale, and import any Licensed Products and/or Licensed Processes in the Field of Use in the Territory during the Term.

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3.2.	Nothing in this Agreement shall prejudice Licensors’ right to practice itself and to allow non-profit academic Third Parties to practice the Patent Rights solely for Academic Purposes; provided, however, that in the case of any proposed transfer of the [***] described in the Patent Rights from the NUS lab of [***] to any such non-profit academic Third Parties, such transfer shall be conditioned upon the use of an appropriate material transfer agreement (“MTA”) to be agreed between Licensee and Licensor for use with such non-profit academic Third Parties.

3.3.	NUS, shall under this Agreement, render any technical assistance, or support, or provide training to Licensee, for purposes of practicing any Patent Rights granted hereunder.

3.4.	NUS hereby grants to Licensee a non-exclusive, royalty free, fully paid-up, perpetual, irrevocable (except in the case of an uncured material breach of the Agreement by Licensee), sub-licenseable (in accordance with the provisions of Section 4), non-transferable (except for a permitted assignment under Section 23), license of know-how in connection with the technical assistance, support, or training provided by NUS to Licensee under Section 3.3 for purposes of practicing any Patent Rights granted hereunder.

3.5.	Licensee shall own all rights, title and interests in and to all of Licensee Improvements and may use the Licensee Improvements at its sole discretion.

3.6.	Licensee shall promptly disclose to Licensor any Licensee Improvements developed or created. NUS shall promptly disclose to the Licensee any NUS Improvements developed or created.

3.7.	Licensee agrees that all rights, title and interests in and to all of Joint Improvements shall be co-owned by NUS and Licensee as joint tenants in equal, undivided shares. Licensee shall have an option for an exclusive license from NUS to practice NUS’s rights, title and interest and joint share in the Joint Improvements, such option being exercisable for a period of up to [***] months, unless extended by the mutual agreement of the Parties, from the date of disclosure of such Joint Improvement. Upon receipt of a written request from the Licensee to exercise the option to a Joint Improvement, NUS shall grant to Licensee an exclusive license to practice NUS’s rights, title and interest and joint share in the Joint Improvements subject to the same terms and conditions as the practice of Patent Rights under this Agreement, including but not limited to a clause substantially similar to Section 3.2 above in respect of the practice of Joint Improvements for Academic Purposes and in respect of an appropriate MTA for the transfer of materials described in the Patent Rights.

3.8.	Licensee hereby grants to Licensors a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable (except in the case of an uncured material breach of the Agreement by Licensors) license under all rights protecting Licensee Improvements to practice the same solely for Licensors Academic Purposes during the Term of this Agreement.

3.9.

Licensee shall have an option to negotiate in good faith for commercially-reasonable, then-current market rate financial terms for a license to NUS Improvements (“Improvement Option”) under substantially similar terms, including but not limited to a clause substantially similar to Section 3.2 above in respect of the practice of Joint Improvements for Academic Purposes and in respect of an appropriate MTA for the

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transfer of materials described in the Patent Rights. The Improvement Option shall be exercisable for a period of up to [***] months, unless extended by the mutual written agreement of the Parties, from the date on which such NUS Improvements is disclosed to Licensee (“Improvement Option Period”). Prior to the commencement of the Improvement Option Period, NUS shall notify and disclose to Licensee in writing a description of the applicable NUS Improvements on or after the time of filing by NUS of the first patent application covering such NUS Improvements. For clarity, the Improvement Option Period may not in any event be triggered by NUS prior to the filing by NUS of the first patent application disclosing such NUS Improvements, unless Licensee expressly requests of NUS in writing an earlier start date for the Improvement Option Period for any particular NUS Improvements. Upon the Licensee’s exercise of its Improvement Option, Licensor and Licensee will negotiate in good faith in an attempt to reach a license agreement satisfactory to both Parties, the negotiation period not to exceed [***] months from the date that Licensee exercises its Improvement Option (“Improvement Option Negotiation Period”). Both Parties agree that if (i) Licensee does not exercise its Improvement Option within the Improvement Option Period or (ii) after good faith negotiations, the Parties fail to execute a binding written license agreement within the Improvement Option Negotiation Period, the Improvement Option shall be deemed to have lapsed.

4.	SUB-LICENSING

4.1.	Licensee shall have the right to grant written, royalty-bearing sub-licenses under the license granted under Section 3.1 of this Agreement to any person, provided that:

(a)	Licensee shall be responsible for its Sub-Licensees and shall not grant any rights which are inconsistent with the rights and obligations of Licensee hereunder;

(b)	any act or omission of a Sub-Licensee, which would be a breach of this Agreement if performed by Licensee, shall be deemed to be a breach by Licensee of this Agreement;

(c)	each sub-license agreement granted by Licensee shall include a right to review and inspect such sub-license agreement after delivery thereof by Licensee pursuant to Section 4.2 to confirm that such Sub-Licensee granted to Licensors of the same scope as provided in Section 8.1(c) hereof with respect to Licensee;

(d)	Licensee shall, in accordance with the terms and conditions of Section 17.1, at all times indemnify and keep indemnified Licensors against all or any costs, claims, damages or expenses incurred by Licensors, or for which Licensors may become liable, as a result of the default or negligence of any Sub-Licensee;

(e)	upon the termination of this Agreement under Section 19, at the option of each Sub-Licensee, all such Sub-Licensee’s sub-licenses shall be assigned to Licensors, and shall remain in full force and effect under the terms and conditions thereof with Licensors, provided that Licensors shall not assume any additional restrictions, obligations or responsibilities beyond those appearing in this Agreement and the applicable sub-license agreement subject to such Sub-Licensee’s compliance with the terms of the sub-license agreement. As such, in the event that a Sub-Licensee does not exercise such option under Section 4.1(e), the sub-license agreement will be terminated in accordance with the terms of such sub-license agreement.

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4.2.	Licensee shall, within [***] days of the execution of any sub-license agreement, provide Licensors with a certified true copy of the sub-license agreement at Licensee’s own expense.

4.3.	The sub-licenses granted by Licensee under Licensee’s rights under Section 3.1 of this Agreement shall not be transferable but may be further sub-licensed, provided that (a) a sub-license or further sub-license may be transferred or assigned by a Sub-licensee to an Affiliate, provided that Licensee shall, within [***] days of the execution of such transfer or assignment, provide Licensors with a certified true copy of the transfer or assignment agreement at Licensee’s own expense, and (b) any such further sub-license is granted under the Patent Rights to an Affiliate or third party acting on Licensee’s or a Sub-licensee’s behalf and contributes to the development, manufacture or commercialization of one or more royalty-bearing Licensed Products or Licensed Processes under the scope of this Agreement.

5.	COMMENCEMENT DATE AND TERM

This Agreement shall come into effect on the Effective Date and shall continue in force until the expiration of the last to expire of any patents under the Patent Rights unless terminated earlier in accordance with this Agreement (“Term”).

6.	OBLIGATIONS OF LICENSEE

6.1.	Licensee hereby undertakes and agrees with Licensors that it will at all times during the Term observe and perform the terms and conditions set out in this Agreement and in particular shall:

(a)	use its Commercially Reasonable Efforts to effect introduction of at [***] Licensed Product into the commercial market as soon as practicable, consistent with reasonable and sound business practice and judgment;

(b)	deliver to NUS the Licensee’s annual audited financial statements six months after the end of each calendar year ending during the Term, the first annual audited financial statements being due to NUS on 30th June, 2016;

(c)	deliver an annual report to NUS which would include updates on technical development, commercialization, and/or marketing plans no later than the end of each calendar year ending during the Term, the first report being due to NUS on 31st December, 2015.

6.2.	In the event that Licensee has not entered into any type of merger or acquisition, or any license or option agreement with a for-profit Third Party with respect to the research, development and/or commercialization of any Licensed Product, then and only in the absence of any such Third Party relationship, Licensee shall also undertake to meet the following Performance Objectives by the respective Dates of Achievement:

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Performance Objectives:	Date of Achievement
[***]	[***] months from Effective Date
[***]	[***] months from Effective Date
[***]	[***] months from Effective Date
[***]	[***] months from Effective Date

6.3.	If Licensee fails to meet its diligence obligations with respect to the use of its Commercially Reasonable Efforts as set out in Section 6.1, or, the Performance Objectives as set out in Section 6.2 or the financial provisions in Sections 7.1 – 7.3, the Parties shall have good faith discussions on the reasons for such failure and shall attempt to resolve the matter in accordance with the Dispute Resolution Provisions of Section 28. In the event that the matter is finally resolved against Licensee, then Licensor may terminate this Agreement for Licensee’s uncured material breach.

7.	FINANCIAL PROVISIONS

7.1.	In consideration of the licenses granted under Section 3, Licensee shall pay to NUS a [***]:

(i)	SGD $[***] shall be payable within [***] of the Effective Date; and

(ii)	the balance SGD $[***]shall be payable on the earlier of:

(a)	the closing of a financing round that brings the total capital invested in Licensee to at least US$[***]; or

(b)	the [***] year anniversary of the Effective Date.

7.2.	In addition to the Upfront Fee under Section 7.1, Licensee shall pay to NUS during the Term of this Agreement, annual royalties (“Royalty”) on Net Sales of Licensed Products. The following Royalty shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the last to expire Valid Claim included in the Patent Rights. The Royalty shall be payable no later than by the end of the first quarter following the relevant financial year of Licensee in respect of which such amounts are payable, and shall be subject to the reductions as set forth in Section 7.7:

(a)	[***]% of Net Sales on annual Net Sales less than USD $[***].

(b)	[***]% of Net Sales on annual Net Sales between USD $[***] up to and including USD $[***].

(c)	[***]% of Net Sales on annual Net Sales greater than USD $[***].

7.3.	Licensee shall also pay to NUS the non-refundable payments as follows:

(a)	an annual maintenance fee on each anniversary of the Effective Date according to the following schedule:

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Anniversary Date	Fee
[***]	SGD	[***]
[***]	SGD	[***]
[***]	SGD	[***]

(b)	a one-time milestone payment of SGD $[***] to be paid upon [***]

(c)	a one-time milestone payment of SGD $[***] to be paid upon [***]

(d)	a one-time milestone payment of SGD $[***] to be paid upon [***]

(e)	a one-time milestone payment of SGD $[***] to be paid upon [***]

For clarity, all milestone payments stated in Section 7.3 shall be payable one time only in total under this Agreement, regardless of the number of Licensed Products that are progressed hereunder, and regardless of the number of indications approved for any Licensed Products. Also for clarity, the achievement of a later stage milestone would trigger payment of earlier stage milestones if not previously paid.

7.4.	Licensee shall further pay to NUS [***] of all Sublicensing Income.

7.5.	All fees, royalties and all other sums payable under this Agreement shall be paid in Singapore Dollars in cleared funds to such bank account or in such other manner as NUS may specify from time to time to Licensee without any set-off, deduction or withholding of taxes, charges and other duties. Where any fees, royalties or any other payments payable by Licensee to NUS under this Agreement, including, but not limited to royalties, upfront fees and patent costs reimbursements, are subject to goods and services taxes, value added taxes, withholding taxes and other applicable taxes or duties, these taxes and duties shall be borne by the Licensee. Licensee agrees to hold harmless from, and indemnify NUS against, all liabilities, costs, damages suffered by NUS of whatever nature resulting from Licensee’s failure duly and timely to pay and discharge its liability for any of the aforementioned taxes or duties.

7.6.	If Licensee fails to pay in full to NUS any undisputed fees, royalties or other sums payable under this Agreement by their respective due dates, NUS shall have the right to charge interest at the rate of [***] above the prime lending rate of the Development Bank of Singapore on such outstanding sums, calculated from such due date until the date such outstanding amount is paid in full to NUS.

7.7.	In the event that the Licensee has entered into royalty-bearing license agreements with Third Parties (hereinafter collectively referred to as the “Third Party Licences”) granting to the Licensee intellectual property rights in connection with the Patent Rights, stacking provisions will apply if total royalty payments due to Third Party Licenses (the “Total Unadjusted Royalty”) exceed [***]% (the “Stacking Threshold”) of Net Sales. In such a circumstance, the adjusted total royalty payments due to Third Party Licenses (the “Total Adjusted Royalty”) will be calculated by subtracting one half of the difference between the Total Unadjusted Royalty and the Stacking Threshold (the “Stacking Adjustment”) from the Total Unadjusted Royalty. The royalty rates due to each licensor will be calculated by scaling the unadjusted royalty due to a licensor by the ratio of the Total Adjusted Royalty to the Total Unadjusted Royalty. The royalty rate shall in no event be reduced to less than half of the original rate set forth in Section 7.2.

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For the sake of clarity, the following example demonstrates how stacking provisions would apply. Consider the case where annual net sales exceed USD $[***] and the royalty due to Licensors is correspondingly [***]%. If additional unstacked royalty obligations of [***]% and [***]% were due to licensors A and B, the Total Unadjusted Royalty ([***]%) would exceed the Stacking Threshold ([***]%) by [***]%. The total royalty due would be reduced by half of [***]% (=[***]%, the Stacking Adjustment) to make the Total Adjusted Royalty [***]%. Royalties due to each of the licensors would be scaled by [***]%/[***]% = [***]. As such, Licensors would receive a royalty of [***]% ([***], licensor A would receive a royalty of [***], and licensor B would receive [***].

8.	ACCOUNTS

8.1.	Licensee shall:

(a)	provide a statement accompanying all fees, royalties and other payments made under this Agreement, showing all items of account from which such fees, royalties and other payment are calculated, such statements to be certified by an authorized office of Licensee as properly reflecting all amounts due to NUS in accordance with the relevant provisions under this Agreement;

(b)	keep true, accurate and complete accounts and records in sufficient detail to enable the amount of royalties and other sums payable under this Agreement to be determined by NUS;

(c)	at the reasonable request of NUS from time to time, but no more than once annually, and upon not less than [***] prior written notice, allow NUS or its agent (or enable NUS or its agent), at NUS’s expense, to inspect, audit, request specifically relevant documents and copy those accounts and records pertaining to the items shown on the statements provided under Section 8.1(a).

8.2.	If, following any inspection and review process pursuant to Section 8.1(c), NUS discovers a discrepancy, in NUS’ disfavour, between the amount of fees, royalties and other sums actually paid by Licensee and those which should have been payable under this Agreement, which is in excess of [***] of those that should have been payable under this Agreement, Licensee shall, within [***] days of the date of NUS’ notification thereof, reimburse NUS for any such deficiency and for any professional fees and expenses incurred by NUS for such audit and inspection.

8.3.	The provisions of this Section 8 shall remain in full force and effect after the termination of this Agreement for any reason until the settlement of all subsisting claims of NUS under this Agreement.

9.	PROSECUTION OF PATENT APPLICATIONS AND MAINTENANCE OF PATENTS

9.1.

Licensee acknowledges that all intellectual property rights in and relating to the Patent Rights belong to the Licensors, and Licensee shall not, while the license is in force hereunder, take affirmative action by challenging in any court the validity of the Patent Rights or do anything which might bring into question Licensors’ ownership of those rights or their validity. NUS shall continue to manage the prosecution of the patent applications and maintenance of the patents licensed under this Agreement using external

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patent counsel reasonably acceptable to Licensee, except for any patents pertaining to Joint Improvements, for which Licensee shall have the first right, but not the obligation, to manage the filing, prosecution and maintenance of such patent applications. In the event that Licensee exercises the right to manage said patent applications for Joint Improvements, NUS and Licensee shall enter into a separate intellectual property agreement to set out the terms and conditions on which Licensee shall manage the filing, prosecution, and management of such patent applications. NUS shall instruct patent counsel to copy Licensee on all patent correspondence in order that Licensee will have a meaningful, adequate and timely opportunity to review and comment on all such correspondence and proposed responses to office actions, and to provide consultation and input on all strategic decisions with respect to the filing, prosecution and maintenance of all such patent applications within the Patent Rights, pursuant to the following terms and conditions:

9.2.	Licensee shall reimburse NUS for any and all costs, expenses and fees relating to the preparation, filing, prosecution of the patent applications, and maintenance of the patents incurred by Licensors from the first filing date to the date immediately before the Effective Date of this Agreement. The reimbursement payable under this Section 9.2 shall not exceed SGD $[***]and shall be due and payable within [***] days of the payment in Section 7.1(ii) above.

9.3.	From, and subsequent to, the Effective Date of this Agreement, Licensee shall bear all costs incurred by NUS in relation to the prosecution of the patent applications and maintenance of the patents (“Filing Costs”) which shall be payable to NUS. For the avoidance of doubt, all Filing Costs paid and payable to NUS under this Agreement are non-refundable.

9.4.	Licensee shall reimburse NUS for all patent costs specified under Sections 9.2 and 9.3 within [***] days after receipt of an invoice from NUS. In addition to any other rights that Licensors may have under this Agreement and by law, Licensors may, without any further written notice to the Licensee or any liability to the Licensee, allow the Patent Rights to lapse if payment of Filing Costs is not received by NUS within the [***] day period under this Section 9.4. In the event that Licensors wishes to abandon or otherwise allow any of the Patent Rights to lapse in any country of the Territory, NUS shall provide written notice to Licensee of such decision at least [***] days prior to the date that any final or dispositive action is due before the relevant patent office with respect to such Patent Rights to be abandoned, and Licensors shall, at Licensee’s sole cost and expense cooperate with and allow Licensee to continue to prosecute and maintain the relevant Patent Rights in the relevant country, at Licensee’s sole expense and control.

9.5.	Licensee shall be entitled, by giving at least [***] days’ prior written notice to NUS, at any time stating that it does not wish NUS to prosecute any one or more of the patent applications or continue to maintain any one or more of the patents in any part of the Territory pursuant to Section 9. If Licensee gives such notice, the Patent Rights in question shall be excluded from the license granted under this Agreement and Licensors shall have the discretion:

(a)	to continue to prosecute the one or more patent applications in question at its own expense; or

(b)	to maintain the one or more patents in question at its own expense; or

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(c)	to allow the one or more patent applications or patents in question to lapse..

9.6.	Licensee shall give such assistance as NUS may require in complying with the requirements under the laws of any country for the registration, recognition and enforcement of Licensors’ Patent Rights.

9.6	To facilitate the smooth processing of patent applications and maintenance of patents by NUS, Licensee’s appointed representative for all patent matters shall be:

Name: Michael Seikman, Wolf, Greenfield & Sacks, P.C.

XXXX

XXXX

XXXX

10.	FORMAL LICENSE FOR REGISTRATION

10.1	Within [***] days after the grant of a patent pursuant to any of the patent applications, each of the Parties shall execute a separate formal license in respect of such patent for registration in all or any competent registries within such countries as may be determined by Licensee, each such license to be in the form set out in Schedule 2 or as nearly in such form as may be required under the laws of such country in which it is to be registered.

10.2	Each of such formal licenses shall operate subject to and with the benefit of all the terms of this Agreement, the terms of which shall be deemed to be incorporated in their entirety into each of such formal licenses. In the event of any conflict in meaning between any such formal license and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.3	The Parties shall use reasonable endeavours to ensure that, to the extent permitted by relevant authorities, this Agreement shall not form part of any public record.

10.4	Each of the Parties shall, at the request of the other Party, execute any further document that may be necessary to:

(a)	give effect to this Agreement; or

(b)	protect in any country the rights of the other Party under this Agreement and/or in relation to the Patent Rights from time to time; or

(c)	procure the grant of patents pursuant to each of the patent applications.

11.	INFRINGEMENT OF PATENTS

11.1.	Licensee shall forthwith notify Licensors in writing of any infringement, or suspected or threatened infringement, of any of the Patent Rights by any third party that shall at any time come to its knowledge.

11.2.	Licensee shall be responsible, after consultation with Licensors, for taking all appropriate steps (including all legal proceedings) as may be necessary to prevent or restrain any infringement by a third party of any of the Patent Rights and shall be responsible for all costs and fees incurred by it in the taking of any such steps.

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11.3.	Licensee shall indemnify Licensors against all costs, expenses, losses, damages, claims and counter-claims issued or made against Licensors as a result of, or in the course of, such action taken by Licensee under Section 11.2.

11.4.	Licensors shall (at Licensee’s cost and expense) provide or procure the provision of such assistance in taking such steps (including any proceedings) as Licensee shall reasonably require.

11.5.	No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of Licensors. Licensors shall not unreasonably withhold consent of any settlement, consent judgment or other voluntary final disposition of suit that does not admit the invalidity of any patent within Patent Rights and which does not purport to admit any fault or wrongdoing on the part of Licensor.

Any recovery obtained as a result of such litigation shall (i) first, go to reimburse the Licensee for its out of pocket costs in connection with such litigation; (ii) second, from any damages awarded other than for willful infringement, Licensors shall receive the equivalent of their royalty based on the infringer’s sales of Licensed Product(s) or Licensed Processes (i.e., an amount equal to what Licensors would have received as if such infringing sales had been made by Licensee), and (iii) any damages awarded for infringement shall go [***] to the Licensee and [***] shall go to the Licensors.

11.6.	If Licensee decides not to or fails to take appropriate steps to prevent or restrain any infringement by any third party of any of the Patent Rights (but not otherwise), Licensors shall be entitled to take action to prevent or restrain such infringement. In the event that Licensors decide to take action under this Section:

(a)	Licensors shall have control over, and shall conduct at its own cost, any such action as it deems fit;

(b)	Licensee shall, at Licensors’ cost, provide or procure the provision of such assistance as Licensors shall reasonably require in taking such action; and

(c)	Licensors shall be entitled to retain any award of damages or other compensation obtained as a result of any such action (including any proceedings) being taken by Licensors.

12.	INFRINGEMENT OF THIRD PARTY RIGHTS

12.1.	If any proceedings are brought against Licensee on grounds that the use or exploitation by Licensee of any of the Patent Rights infringes the rights of any third party, Licensee shall forthwith notify Licensors of the same. Licensee shall have the exclusive control of the defense of such proceedings.

12.2.	Licensee shall indemnify Licensors and keep Licensors indemnified against, and hold Licensors harmless from, all costs, expenses, losses, damages, claims and counter-claims issued or made against Licensors in respect of such proceedings in Section 12.1.

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13.	TRADE MARKS

13.1.	Licensee shall have the absolute right and discretion to manufacture, have manufactured, or use Licensed Products under any trade marks designated by Licensee (“Licensee’s Trade Marks”) provided that the Licensee’s Trade Marks shall be readily distinguishable from, and not confusingly similar to, any trade mark or trade name, whether registered or not, of NUS and St. Jude.

13.2.	Licensors hereby agree that they shall have no claim, right, title or interest in or to the Licensee’s Trade Marks (except where any of such Licensee’s Trade Marks is not readily distinguishable from, or is confusingly similar to, any trade mark or trade name of NUS and/or St. Jude), and that all goodwill accruing thereto shall belong to Licensee absolutely.

13.3.	Licensee shall have the sole conduct of all proceedings relating to the Licensee’s Trade Marks.

13.4.	Licensee shall have the sole right to decide what action, if any, to take in respect of any infringement or alleged infringement of the Licensee’s Trade Marks or any other claim or counterclaim brought or threatened in respect of the use or registration of any of the Licensee’s Trade Marks.

13.5.	Licensee shall not be obliged to bring or defend any proceedings in relation to the Licensee’s Trade Marks.

13.6.	Licensors shall not be entitled to bring any proceedings in respect of any infringement or alleged infringement of any of the Licensee’s Trade Marks.

14.	CONFIDENTIALITY

14.1.	Each Party hereby agrees to use all reasonable efforts to maintain the secrecy of any and all Confidential Information disclosed to it by the other Party under the terms of this Agreement, or developed pursuant to this Agreement, and not to disclose, without the express, written consent of the disclosing Party, or as otherwise permitted herein, such Confidential Information to any third party.

14.2.

The receiving Party agrees to maintain the Confidential Information of the disclosing Party in confidence with the same degree of care as it holds its own confidential and proprietary information and in any event with no less than a reasonable standard of care. The receiving Party will use such Confidential Information for the performance of this Agreement only. The receiving Party may disclose such Confidential Information on a need-to-know basis only to its directors, officers, employees, contractors, consultants, advisors, authorised representatives or agents (each a “Representative”, and collectively “Representatives”) who have undertaken obligations of confidentiality for the benefit of receiving Party which are substantially similar (but of shorter duration if customary in such context) to those contained in this Section 14 and will not disclose such Confidential Information to any third party, or use the Confidential Information for any other purpose. The receiving Party undertakes that its Representatives shall make use of such Confidential Information only for the performance of this Agreement and receiving Party shall be responsible for any unauthorized use or disclosure of disclosing Party’s Confidential Information by its Representatives. Licensee may also disclose Confidential Information to (i) investors and lenders and potential investors and lenders

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of Licensee, who have a need to know such information for purposes of planning to and/or providing funding to support the Licensee and (ii) potential and actual Sub-Licensees who have a need to know such information for purposes of evaluating the potential establishment of a business relationship with Licensee or other Sub-Licensees, provided that such lenders, investors, potential lenders and investors and/or potential or actual Sub-Licensees have been made aware of and are bound to these confidentiality provisions, and have entered into separate agreements with Licensee containing substantially similar (but of shorter duration if customary in such context) confidentiality provisions in respect of such Confidential Information, including a requirement on such investors and lenders, potential investors and lenders and/or potential or actual Sub-Licensees to use such Confidential Information solely for permitted purposes hereunder. Licensee shall be responsible for any breaches of confidentiality by these lenders and investors, potential lenders and investors and/or potential or actual Sub-Licensees.

14.3.	The receiving Party shall take all reasonable steps, including, but not limited to, those steps taken to protect its own information, data or other tangible or intangible property that it regards as proprietary or confidential, to ensure that the Confidential Information of the other Party is not disclosed or duplicated for the use of any third Party, and shall take all reasonable steps to prevent its officers and employees, or any other persons having access to the Confidential Information, from disclosing or making unauthorized use of any Confidential Information, or from committing any acts or omissions that may result in a violation of this Agreement.

14.4.	The preceding obligations of non-disclosure and the limitation on the right to use the Confidential Information shall not apply to the extent that the receiving Party can demonstrate that the Confidential Information:

(a)	was already in the possession or control of the receiving Party prior to the time of disclosure by disclosing Party, as evidenced by written records; or

(b)	was at the time of disclosure by the disclosing Party or thereafter becomes public knowledge through no fault or omission of the receiving Party; or

(c)	is lawfully obtained by the receiving Party from a third party under no obligation of confidentiality to the disclosing Party; or

(d)	is developed by the receiving Party independently of the Confidential Information, as evidenced by written records; or

(e)	is required to be disclosed by court rule or governmental law or regulation, provided that the receiving Party gives the disclosing Party prompt notice of any such requirement and cooperated with the disclosing Party in attempting to limit such disclosure; or

(f)	was disclosed by the receiving Party with the disclosing Party’s prior written approval.

14.5.	Title to, and all rights emanating from the ownership of, all Confidential Information disclosed under this Agreement shall remain vested in the disclosing Party. Nothing herein shall be construed as granting any license or other right to use the Confidential Information of the other Party other than as specifically agreed upon by the Parties.

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14.6.	Upon written request of the disclosing Party given after termination of the Agreement, the receiving Party shall promptly return to the disclosing Party all written materials and documents, as well as other media, made available or supplied by the disclosing Party to the receiving Party that contains Confidential Information, together with any copies thereof, except that the receiving Party may retain one copy each of such document or other media for archival purposes, subject to protection and nondisclosure in accordance with the terms of this Agreement.

15.	DISCLAIMER OF WARRANTIES

15.1.	Neither NUS, St. Jude, nor any of their trustees, directors, employees, or agents assumes any responsibility for the manufacture, production, specifications, sale or use of the Licensed Processes or Licensed Products by Licensee or any Sub-licensees.

15.2.	NUS and St. Jude make no representations, and provide no warranties, express or implied, including, but not limited to, warranties of fitness for purpose or merchantability or satisfactory quality or compliance with any description, or any implied warranty arising from course of performance, course of dealing, usage of trade or otherwise, regarding or with respect to the Licensed Products or Licensed Processes, and to the fullest extent permitted by law, all such warranties and representations are hereby excluded.

15.3.	NUS and St. Jude make no representations, and provide no warranties, express or implied, on the patentability of the Licensed Products or Licensed Processes or of the enforceability of any Patents Rights, if any, and to the fullest extent permitted by law, all such warranties and representations are hereby excluded.

15.4.	NUS and St. Jude each hereby represent and warrant to Licensee that neither NUS nor St. Jude have received any notice or threat of litigation or any written allegation from any Third Party that the Patent Rights infringes, misappropriates or would infringe when used pursuant to the license granted hereunder, any patent rights or other intellectual property rights of a Third Party. Neither NUS nor St. Jude makes any other representations or warranties, express or implied, other than the representation and warranty made herein, and to the fullest extent permitted by law, all such other warranties and representations are hereby excluded.

16.	REPRESENTATIONS BY LICENSEE

16.1.	Licensee represents and warrants that: (a) It is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into this Agreement, (b) it is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and that the same do not conflict or cause a default with respect to its obligations under any other agreement and (c) it has duly executed and delivered this Agreement.

17.	INDEMNITIES; INSURANCE; LIMITATION OF LIABILITY

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17.1.	Licensee hereby indemnifies, holds harmless and defends NUS, St. Jude and the American Lebanese Syrian Associated Charities, Inc. (ALSAC; a non-profit, 501(c)(3) corporation which supports St. Jude) from and against any and all claims, demands, actions, losses, damages, costs (including legal costs on a full indemnity basis), expenses and liabilities whatsoever which NUS or St. Jude may incur or suffer in connection with:

(a)	the manufacture, marketing, distribution and sale of the Licensed Products by Licensee directly or through Licensee’s Representatives, or otherwise by or through any Sub-Licensees; or

(b)	any other agreements entered into by Licensee or Licensee’s Representatives or any Sub-licensees relating to the Licensed Products or Licensed Processes or the performance or non-performance of the terms of such agreements or any representations or statements made by Licensee or Licensee’s Representatives or any Sub-Licensees relating to the Licensed Products or Licensed Processes; or

(c)	any claim that any modification(s) made by or on behalf of Licensee or any Sub-Licensees infringes any trademark, trade secret, confidential information, copyright or patent or any other proprietary rights of any third party; or

(d)	all taxes of any kind (except Singapore income tax in respect of consideration received by NUS under this Agreement), payments in lieu of taxes, import duties, assessments, fees, charges and withholdings of any nature whatsoever, and all penalties, fines, additions to tax or interest thereon, however imposed, whether levied or asserted against NUS or St. Jude by any tax authority of any country in connection with this Agreement or any matters arising therefrom including any payments received by NUS or St. Jude hereunder; or

(e)	all charges, fines or any liability arising from any default or failure by Licensee and/or Licensee’s Representatives or any Sub-Licensees to comply with and observe all laws and regulations referred to in Section 18; or

(f)	any action or omission of Licensee, or Licensee’s Representatives or any Sub-Licensees, or any of their employees, agents or contractors in the performance of its obligations or the exercise of any of its rights under this Agreement.

17.2.	Licensee shall maintain adequate product liability insurance and shall ensure that NUS and St. Jude are named as an additional insured on the policy. Licensee shall supply Licensors with a copy of such insurance policy upon written request.

17.2.1.	Prior to initial human testing or first commercial sale of any Licensed Product(s) or Licensed Processes as the case may be and thereafter until at least [***] months following expiration dating of the last batch of Licensed Product manufactured, Licensee and Sub-Licensees shall establish and maintain insurance coverage in such country in the minimum amount of USD [***] per claim, with an aggregate of USD [***], to cover any liability arising from Licensee’s indemnification obligations with respect to such human testing or commercial sale of Licensed Product(s) or Licensed Processes, and prior to the expiration of such period shall obtain tail coverage for the same limits.

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17.3.	Licensors shall have no liability to the Licensee for any indirect, consequential, special or incidental loss, damage, expense or liability (including lost profit and loss of goodwill, opportunity costs, loss of business, damage to reputation, claims by third parties or customers), or any exemplary or punitive damages, regardless of the form of action, whether in contract or tort (including negligence), arising from or caused by NUS, St. Jude, or any of its employees and contractors or from the Licensee’s use or exploitation of the Patent Rights. Licensors’ total liability to the Licensee for direct damages or losses for any cause arising from the acts or omission of NUS or St. Jude in the performance of this Agreement shall be limited to the upfront fee paid by Licensee pursuant to Section 7.1 of this Agreement.

18.	COMPLIANCE WITH LAW

18.1.	Licensee shall observe, and shall ensure that its Affiliates and Sub-Licensees observe, all applicable laws and regulations and obtain all necessary licenses, consents and permissions required in respect of the manufacture, storage, marketing, distribution, sale (including export), and importation of the Licensed Products within the Territory.

19.	TERMINATION

19.1.	Licensors shall be entitled forthwith to terminate this Agreement immediately by notice in writing if:

(a)	Licensee is in material breach of the Agreement and/or fails, or refuses, to perform or comply with any one or more of its material obligations under this Agreement, and, if in the opinion of Licensors that default is capable of remedy, Licensee fails to remedy such default within [***] days after written notice of such default has been given to Licensee by Licensors;

(b)	Licensee ceases to carry on its business;

(c)	Licensee becomes insolvent or is unable to pay its debts as they fall due or suspends or threatens to suspend making payments with respect to all or any class of its debts or enters into any composition or arrangement with its creditors or makes a general assignment for the benefit of its creditors;

(d)	Licensee goes into liquidation or if an order is made or a resolution is passed for the winding up of Licensee whether voluntarily or compulsorily (except for the purpose of a bona fide reconstruction or amalgamation);

(e)	Licensee has a receiver or receiver and manager or judicial manager appointed over any part of its assets or undertaking; and

19.2.	Licensee may terminate this Agreement by giving [***] days’ advance written notice of termination to Licensee.

19.3.	Termination of this Agreement howsoever caused shall not prejudice any other right or remedy of the Parties in respect of any antecedent breach.

19.4.	Upon the termination of this Agreement:

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(a)	Licensee shall be entitled to continue to exercise the rights granted to it under this Agreement to such extent and for such further period, not exceeding [***] months from the date of termination, reasonably necessary to enable Licensee to satisfy any orders placed prior to such termination date or scheduled for delivery within such [***]-month period;

(b)	subject to Section 19.4 (a) above, Licensee shall forthwith cease to manufacture, market, distribute, sell, import or use, either directly or indirectly, the Licensed Products or Licensed Processes;

(c)	Licensee shall forthwith return all Confidential Information pursuant to Section 14.5;

(d)	Licensee shall promptly pay all amounts due under this Agreement to NUS and shall submit a declaration in writing signed by a duly authorized officer that it has complied with such payment obligations, along with a copy of all materials reasonably necessary to support such declaration.

(e)	Licensee shall provide Licensors with all data and know-how developed by Licensee in the course of Licensee’s efforts to develop Licensed Product(s) and Licensed Process(es); Licensors shall have the right to use such data and know-how for any purpose whatsoever, including the right to transfer same to future licensees;

(f)	Licensee shall provide Licensors access to any regulatory information filed with any U.S. or foreign government agency with respect to Licensed Product(s) and Licensed Process(es); and

(g)	If Licensee has filed patent applications or obtained patents to any Improvements to Licensed Product(s) or Licensed Process(es) within the scope of the Patent Rights, Licensee agrees upon request to enter into good faith negotiations with NUS or NUS’s future licensee(s) for the purpose of granting licensing rights to said modifications or improvements in a timely fashion and under commercially reasonable terms.

For clarity, should this Agreement between Licensors and Licensee terminate and a Sublicensee exercises its option under Section 4.1(e), the foregoing Licensee’s obligations in Sections 19.4(e), (f) and (g) shall not apply to the Licensee.

Notwithstanding termination of this Agreement under any of its provision, Sections 8 (Accounts), 14 (Confidentiality), 15 (Disclaimer of Warranties), 17 (Indemnities; Insurance; Limitation of Liability), 19 (Termination), 20 (Use of Licensors’ Name), and 22 to 29 and any other Sections of this Agreement which from their context are intended to survive the termination of this Agreement, shall survive the Term or the termination of this Agreement for any reason in accordance with their respective terms and conditions, and shall be deemed to remain in full force and effect.

20.	USE OF LICENSORS’ NAME

Licensee agrees that it shall not use in any way the name of NUS and/or St. Jude or the name of an affiliate, a current or former staff member, employee, student or affiliated physician or faculty of St. Jude or any logotypes or symbols associated with NUS and/or St. Jude or the names of any directors or employees of NUS and/or St. Jude without the prior written consent of NUS and/or St. Jude.

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21.	FORCE MAJEURE EVENTS

Notwithstanding anything else in this Agreement, no default, delay or failure to perform on the part of either Party shall be construed a breach of this Agreement if such default delay or failure to perform is shown to be due entirely to causes beyond the control of the Party charged with a default, delay or failure to perform (“Force Majeure Events”), including but not limited to, causes such as strikes, lockouts or other labour disputes to perform, including, without limitation, riots, civil disturbances, actions or inaction of governmental authorities, epidemics, war, embargoes, severe weather, fire, earthquakes, acts or God or the public enemy and nuclear disasters (each a “Force Majeure Event”).

22.	NO PARTNERSHIP OR AGENCY

No agency, partnership or joint venture is created hereby. Licensee does not have any authority of any kind to bind Licensors in any respect whatsoever.

23.	ASSIGNMENT AND CHANGE OF CONTROLLING INTEREST

23.1.	All rights and obligations hereunder are personal to the Parties and no Party shall assign any such rights, or novate its rights and obligations to any Third Party without the prior consent in writing of the other Party on terms to be agreed by the Parties; such consent should not unreasonably be withheld. Where such consent is required and given, the Party, which is the assignor, shall procure that such Third Party covenants with the other Party to be bound by the terms of this Agreement as if it had been a party hereto in place of the assignor.

23.2.	No consent shall be required from the other Party hereunder and assignment of this Agreement is permitted for any assignment to an Affiliate of a Party.

23.3.	For any assignment to a successor in interest of Licensee as a result of a merger, consolidation, acquisition, change in control, or other business combination, or for a sale or divestment to a Third Party of all or substantially all of the assets of Licensee to which this Agreement relates; Licensor shall have the right to review the proposed assignment in good faith solely to confirm that the proposed assignee:

(a)	would have resources that are at least as comparable to those of Licensee at the time of the assignment for the progression of development and commercialization of Licensed Products; and

(b)	has no materially adverse reputational issues that would have a materially adverse effect upon the good reputation of Licensors.

23.4.	In the event that the Licensors determine that the proposed assignee does not satisfy the conditions in Section 23.3(a) and/or (b) above, Licensee shall be prohibited from making the proposed assignment.

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23.5.	In the event that Licensee disputes Licensor’s determination pursuant to Section 23.4 above, such dispute shall be resolved in accordance with Section 28. Where the dispute is finally resolved pursuant to Section 28.2 in favour of Licensee, Licensee may proceed with the proposed assignment.

24.	NO WAIVER

The failure or delay by a Party in enforcing an obligation, or exercising a right or remedy under this Agreement shall not be construed or deemed to be a waiver of that obligation, right or remedy. A waiver of a breach of a term under this Agreement shall not amount to a waiver of a breach of any other term in this Agreement and a waiver of a particular obligation in one circumstance will not prevent a Party from subsequently requiring compliance with the obligation on other occasions. Any waiver by a Party of any right under this Agreement shall be made in writing and signed by the authorized representative of such Party.

25.	NOTICES

25.1.	All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally, or sent by prepaid registered post, email, or by telefax, addressed to the intended recipient thereof at its address or telefax number as set out below (or to such other address or telefax number as any Party may from time to time notify the other Party). Any such notice, demand or communication shall be deemed to have been duly served on and received by the addressee:

(a)	if delivered by hand, at the time of delivery;

(b)	if sent by prepaid registered post, within 7 days of dispatch; or

(c)	if transmitted by way of telefax, at the time of transmission.

25.2.	In proving the giving of a notice or other communication, it shall be sufficient to show:

(a)	in the case of registered post, that the notice or other communication was contained in an envelope which was duly addressed, sufficient postage paid and posted; or

(b)	in the case of telefax that the telefax transmission was duly transmitted from the dispatching terminal as evidenced by a transmission report generated by the transmitting equipment.

NUS: Brian Wong Industry Liaison Office National University of Singapore 21 Heng Mui Keng Terrace, Level 5 Singapore 119613 XXXX XXXX	Licensee: Charles Wilson, PhD President and CEO Unum Therapeutics, Inc. 200 CambridgePark Drive, Suite 3199 Cambridge, MA 02140, USA XXXX

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St. Jude: Shawn Hawkins Associate Director Office of Technology Licensing St. Jude Children’s Research Hospital 262 Danny Thomas Place Memphis, TN 38105-3678 USA XXXX XXXX

26.	ENTIRE AGREEMENT

This Agreement contains the entire agreement between the Parties hereto regarding the subject matter hereof, and supersedes all prior agreements, understandings and negotiations regarding the same (including the Original Agreement). No modification, variation or amendment shall be made to this Agreement unless made in writing, specifically referring to this Agreement and signed by the authorized representatives of both Parties.

27.	SEVERABILITY

Should any one or more of the provisions of this Agreement be held to be invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering into this Agreement may be realized.

28.	DISPUTE RESOLUTION

28.1.	Informal Resolution

Any dispute, controversy or claim arising out of or in connection with this Agreement shall be resolved in the following manner:

(a)	the aggrieved Party (“Claimant”) shall notify the responding Party (“Respondent”) in writing (“Resolution Notice”), setting forth in detail the nature of its dispute, controversy or claim (“Claim”) and requesting a meeting (“Resolution Meeting”) of a senior executive representative from each Party to be held on a date not less than [***] nor more than [***] days thereafter (“Resolution Period”) for the purpose of resolving such Claim;

(b)	the Respondent shall issue and deliver a written response to Claimant not later than [***] days before the Resolution Meeting, setting forth in detail its response to such Claim, failing which the Resolution Meeting shall not proceed and the Claimant shall be entitled to submit the dispute to arbitration as provided under Section 28.2 below;

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(c)	the senior executive representative from each Party shall meet to resolve such Claim amicably between the Claimant and the Respondent in good faith; and

(d)	if such Claim is not resolved by the end of [***] days after the Resolution Period, then either Claimant or Respondent shall be entitled to submit the dispute to arbitration, as provided under Section 28.2 below.

28.2.	Arbitration

If, and to the extent that, any dispute has not been settled pursuant to Section 28.1 above, then the dispute shall be referred to and finally resolved by binding arbitration by the London Court of International Arbitration (“LCIA”), in accordance with the procedural and evidence and discovery rules of the LCIA, using a single Arbitrator to be selected by the mutual agreement of the Parties, and if the Parties cannot mutually agree on an Arbitrator the LCIA will appoint one. The forum for the binding arbitration will be held in London, England, and the Arbitration will be governed by the law of England and Wales. The language of the arbitration shall be English. Any award made hereunder shall be final and binding upon the Parties hereto and judgment on such award may be entered into any court or tribunal having jurisdiction thereof. The Parties hereto undertake to keep the arbitration proceedings and all information, pleadings, documents, evidence and all matters relating thereto confidential.

29.	GOVERNING LAW

This Agreement shall be governed by, interpreted and construed in accordance with the laws of England and Wales.

30.	GENERAL

30.1.	Stamp duty or fees, if any, payable in respect of this Agreement shall be borne wholly by Licensee.

30.2.	Each Party shall from time to time do all acts and execute all such documents as may be reasonable necessary in order to give effect to the provisions of this Agreement.

30.3.	Except as otherwise provided in this Agreement, the Parties shall bear their own costs of and incidental to the preparation execution and implementation of this Agreement.

30.4.	This Agreement may be executed in one or more counterparts by the Parties by signature of a person having authority to bind the Party, each of which when executed and delivered, by facsimile transmission or other electronic modes of delivery, will be an original and all of which will constitute but one and the same Agreement.

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End of agreement. Signatures to follow on next page.

AS WITNESS the hands of the Parties hereto the day and year first above written.

SIGNED by for and on behalf of	)	SIGNED by for and on behalf of
NATIONAL UNIVERSITY OF SINGAPORE	)	UNUM THERAPEUTICS INC.

/s/ Lily Chan	)	/s/ Charles Wilson
Lily CHAN	)	Charles WILSON
CEO, NUS Enterprise	)	CEO, Unum Therapeutics
)

SIGNED by for and on behalf of	)
ST. JUDE CHILDREN’S RESEARCH HOSPITAL, INC. /s/ J. Scott Elmer	)
J. Scott Elmer	)
Director, Technology Licensing	)
)

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SCHEDULE 1

Patent Applications

Application Number	Title	Filing Date
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

*	Certain aspects jointly owned by Unum and NUS and certain aspects solely owned by Unum. For clarity, the license grant in Section 3.1 shall apply to NUS’s joint ownership in this joint patent application, and Unum retains all right, title, and interests in its joint ownership interest. Further, Unum retains all rights, title, and interests in its sole ownership of the aspects that were solely invented by Unum inventors.

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SCHEDULE 2

FORMAL LICENSE

PATENT LICENSE FOR REGISTRATION

THIS AGREEMENT is made on the [    ] day of [                     ] 20

between

(1)	NATIONAL UNIVERSITY OF SINGAPORE, (Company Registration Number: 200604346E), a company limited by guarantee incorporated in Singapore and having its registered office at 21 Lower Kent Ridge Road, Singapore 119260 (“NUS”);

and

(2)	ST. JUDE CHILDREN’S RESEARCH HOSPITAL, INC., a Tennessee not-for-profit corporation located at 262 Danny Thomas Place, Memphis, Tennessee 38105 (“St. Jude”),

and

(3)	UNUM THERAPEUTICS INC. (EIN [***]), having its registered address at One Broadway 4th Floor, Cambridge, MA 02142 (“Licensee”).

WHEREAS:

(A)	NUS and St. Jude are the registered proprietors in [country] of patent number [ ] (“Patent”) for an invention entitled [ ] (“Invention”).

(B)	By an agreement dated [ ] (“Principal Agreement”) it was agreed between the Parties that NUS and St. Jude would grant to the Licensee an exclusive license under the Patent on the terms and for the consideration set out in the Principal Agreement.

NOW IT IS HEREBY AGREED as follows: -

1.	Pursuant to and for the consideration specified in the Principal Agreement, NUS and St. Jude grant [and shall from the date of the publication of the application for the Patent be deemed to have granted] to the Licensee an exclusive license under the Patent to manufacture, use, sell and import the Licensed Products and/or Licensed Processes (as defined under the Principal Agreement) made in accordance with the Invention and in accordance with the provisions of the Principal Agreement and to do all other things within the scope of the Patent on the terms and conditions of the Principal Agreement.

2.	The License granted by Clause 1 (“License”) shall automatically terminate and cease to have effect if terminated at any time under the provisions of the Principal Agreement, or on the expiration or termination of the Principal Agreement for any cause or reason whatsoever.

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3.	The License is granted pursuant to the terms of the Principal Agreement and not in substitution for any license or licenses granted under the Principal Agreement. Nothing contained in this Agreement shall in any way derogate from the Principal Agreement, which shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

Licensor

NATIONAL UNIVERSITY
OF SINGAPORE	By:
Name:
Title:

ST. JUDE CHILDREN’S	By:
RESEARCH HOSPITAL, INC.	Name:
Title:

Licensee
UNUM THERAPEUTICS INC.	By:
Name:
Title:

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AMENDMENT NUMBER ONE

TO THE AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

This amendment is made and entered into as of October 4, 2017 by and between St Jude Children’s Research Hospital, a Tennessee not-for-profit corporation located at 262 Danny Thomas Place, Memphis, TN 38105 (“St. Jude”), National University of Singapore, a Singapore corporation having an address at 21 Lower Kent Ridge Road, Singapore 119077 (“NUS”) (collectively, St. Jude and NUS shall be referred to as “Licensors”) and Unum Therapeutics Inc., having a place of business at 200 Cambridge Park Drive, Suite 3100, Cambridge MA 02140 (“Licensee”).

WHEREAS, Licensors and Licensee had entered into an Exclusive License Agreement on August 1, 2014, which was amended and restated by way of an Amended and Restated Exclusive License Agreement made on November 15, 2015 and effective as of August 1, 2014 (“Agreement”);

WHEREAS, Licensors and Licensee desire to further amend Sections 7 and 8 of the Agreement so that payments made to Licensors under the Agreement are made to St. Jude rather than NUS; and

WHEREAS the Parties intend for the Agreement to otherwise remain unchanged;

In consideration of these premises and of the mutual promises set forth below, Licensors and Licensee agree to amend the Agreement, with effect from the date first above written, as follows:

Amendment to Agreement:

Replace NUS with St. Jude throughout Sections 7.2 – 7.6 and 8.

Replace Section 7.5, in its entirety, with the following:

All payments under this Agreement shall be made in U.S. Dollars. Checks are to be made payable to “St. Jude Children’s Research Hospital”. Wire transfers may be made using the following information:

Acct Name: [***]

Acct Number: [***]

Bank Name: [***]

Bank Swift: [***]

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Bank ABA #: [***]

Bank Address: Post Office Box 84

Memphis, TN 38101

USA

Licensee shall not take any set-off, deduction or withholding of taxes, charges and other duties. Where any fees, royalties or any other payments payable by Licensee to St. Jude under this Agreement, including but not limited to royalties and patent costs reimbursements, are subject to goods and services taxes, value added taxes, withholding taxes and other applicable taxes or duties, these taxes and duties shall be borne by the Licensee. Licensee agrees to hold harmless from, and indemnify Licensors against, all liabilities, costs, damages suffered by Licensors of whatever nature resulting from Licensee’s failure duly and timely to pay and discharge its liability for an the the aforementioned taxes or duties. Licensee shall be responsible for any and all costs associated with wire transfers and shall include a reference to this Agreement in any wire transfer payment. Payments made by check should be sent to the following address:

St. Jude Children’s Research Hospital

XXXXX

XXXXX

Conversion of foreign currency amounts to U.S. dollars shall be performed in a manner consistent with Licensee’s normal practices used to prepare its audited financial statements for internal and external reporting purposes. Licensee shall identify the currency conversion process used in its reports to St. Jude.

Replace Sections 19.1(c)-(d), in their entirety, with the following:

(c)	Licensee becomes insolvent or is unable to pay its debts as they fall due or suspends or threatens in writing to suspend making payments with respect to all of its debts, or makes a general assignment of a substantial portion of its assets for the benefit of its creditors;

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(d)	Licensee goes into liquidation or if an order is made or a resolution is passed for the winding up of Licensee whether involuntary or compulsorily (except for the purpose of a bona fide reconstruction, merger, consolidation or amalgamation); and

(e)	Licensee has a receiver or receiver and manager or judicial manager appointed over any part of its assets (provided such right to terminate will only become effective if Licensee consents to such receivership or such proceeding is not dismissed within sixty (60) days after the filing of such receivership or appointment).

All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

ST. JUDE CHILDREN’S RESEARCH HOSPITAL By J. Scott Elmer J. Scott Elmer, Director Office of Technology Licensing Date 10/04/2017	UNUM THERAPEUTICS INC. By Christiana Stamoulis Christiana Stamoulis CFO and Head of Corporate Development Date October 5, 2017

NATIONAL UNIVERSITY OF SINGAPORE By /s/ Sean P. Flanigan Sean P. Flanigan Director, Industry Liaison Office Date 3/10/17